UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2019

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41.22.816.1500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTIQ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to the Restructuring Support Agreement

As previously announced, on May 10, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford Parties” or the “Company”) entered into a Restructuring Support Agreement (the “Original RSA”) with certain of the holders of the Company’s outstanding unsecured notes (the “Noteholders”), which was amended on July 1, 2019 and further amended on August 23, 2019, to join certain consenting equityholders as parties (the Original RSA as so amended, the “RSA”). On September 9, 2019, the Weatherford Parties and certain of the Noteholders entered into a third amendment to the RSA (the “Third RSA Amendment”). Pursuant to the terms of the Third RSA Amendment and the Amended and Restated Restructuring Term Sheet attached thereto, among other things, the Weatherford Parties will issue a single tranche of up to $2.1 billion aggregate principal amount of new unsecured notes (“Exit Notes”) upon emergence from bankruptcy, consisting of up to $1.6 billion of Exit Notes issued for cash to holders of subscription rights issued in a rights offering to holders of Unsecured Notes Claims (as defined in the RSA) and $500 million of Exit Notes issued on a pro rata basis to holders of Unsecured Notes Claims. The Exit Notes will be issued in lieu of the two tranches of new unsecured notes in aggregate principal amount of $2.5 billion previously contemplated by the Original RSA. The Exit Notes will bear interest at a rate of 11% per annum and will otherwise generally have the terms set forth in the form of New Tranche A Senior Unsecured Notes Indenture (the “Tranche A Indenture”) filed on the Weatherford Parties’ Form T-3 dated June 28, 2019 with appropriate modifications to reflect the modifications to the Original RSA contemplated by the Third RSA Amendment, the removal of the 125% of Consolidated Cash Flow prong in clause (1) of Section 1008 of the Tranche A Indenture and the addition of a covenant requiring the Company to use commercially reasonable efforts to obtain and maintain a rating for the Exit Notes from both Standard & Poor’s and Moody’s Investors Service.

The foregoing description of the Third RSA Amendment does not purport to be complete and is qualified in its entirety by the full text of the Third RSA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

First Amendment to the Backstop Commitment Agreement

As previously announced, on July 1, 2019, the Weatherford Parties and the commitment parties thereto (the “Initial Commitment Parties”) entered into a Backstop Commitment Agreement (as amended, the “Backstop Commitment Agreement”). On September 9, 2019, the Weatherford Parties, certain of the Initial Commitment Parties and certain additional commitment parties (the “Additional Commitment Parties” and, together with the Initial Commitment Parties signatory thereto, the “Commitment Parties”) entered into an amendment to the Backstop Commitment Agreement (the “Backstop Commitment Agreement Amendment”). The Backstop Commitment Agreement Amendment provides for (i) the joinder of the Additional Commitment Parties to the Backstop Commitment Agreement, (ii) the increase in the backstop commitment by $350 million (the “Increased Commitment”) from $1.25 billion to up to $1.6 billion, and (iii) an amendment to the Backstop Commitment Agreement to account for the changes reflected in the Third RSA Amendment. As consideration for the Increased Commitment, the Weatherford Parties will make an aggregate payment in an amount equal to $18.7 million in cash to certain of the Commitment Parties. Subject to certain termination rights set forth in the Backstop Commitment Agreement, such payment is non-refundable, regardless of the principal amount of unsubscribed Exit Notes (if any) purchased by the Commitment Parties.

The foregoing description of the Backstop Commitment Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Backstop Commitment Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 8.01.	Other Events.

As previously disclosed, on June 28, 2019, the Company commenced the solicitation for acceptance of a pre-packaged plan of reorganization, which was amended on September 4, 2019 (as so amended, the “Existing Plan”). On September 9, 2019, the Company amended the Existing Plan and filed the Second Amended Joint Prepackaged Plan of Reorganization of Weatherford International plc and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, dated September 9, 2019 (the “Second Amended Plan”). The Second Amended Plan provides for the transactions described in the Third RSA Amendment. The Second Amended Plan remains subject to approval by the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). A copy of the Second Amended Plan is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including the exhibit hereto, are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including our ability to obtain Bankruptcy Court approvals with respect to motions filed in the voluntary cases under chapter 11 of the Unites States Bankruptcy Code, in the case of Weatherford International plc, the examinership proceeding under the laws of Ireland, in the case of Weatherford International Ltd. and the appointment of provisional liquidators and implementation of a scheme of arrangement in Bermuda under Section 99 of the Companies Act 1981 (the U.S., Bermuda and Irish proceedings, collectively, the “Cases”), the outcomes of Bankruptcy Court rulings and the Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of the debtor-in-possession credit facility that we entered into in connection with the Cases and restrictions imposed by the Bankruptcy Court; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Restructuring Support Agreement, by and among Weatherford International plc, its Affiliate Debtors and the noteholders party thereto, dated as of September 9, 2019
10.2	First Amendment to Backstop Commitment Agreement, by and among Weatherford International plc, its Affiliate Debtors and the Commitment Parties, dated as of September 9, 2019
99.1	Second Amended Joint Prepackaged Plan of Reorganization of Weatherford International plc and its Affiliate Debtors, dated September 9, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: September 10, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary